As filed with the Securities and Exchange Commission on July 11, 1997
                                                 Registration No. __

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                            DATA GENERAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                     04-2436397
 (State or Other Jurisdiction of               (I.R.S. Employer Identification
 Incorporation or Organization)                         Number)
                                4400 Computer Drive
                                Westboro, MA 01580
                                  (508) 898-5000
               (Address of Principal Executive Offices) (Zip Code)

                            DATA GENERAL CORPORATION
                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

                            DATA GENERAL CORPORATION
                             STOCK COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plans)


                                RONALD L. SKATES
                            DATA GENERAL CORPORATION
                               4400 Computer Drive
                               Westboro, MA 01580
                     (Name and Address of Agent For Service)
   Telephone Number, Including Area Code, of Agent For Service: (508) 898-5000


       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              CARL E. KAPLAN, ESQ.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000
                               fax: (212) 752-5958

                         CALCULATION OF REGISTRATION FEE
      --------------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum        Proposed maximum
      Title of Securities to be     Amount to be           offering price per      aggregate offering     Amount of
      registered                    registered(1)          share(2)                price (2)              registration fee
      ----------------------------- ---------------------- ----------------------- ---------------------- ----------------

      Common Stock, $.01 par          2,500,000                 $25 15/16                   $64,843,750      $19,650
      value(3)
      ----------------------------- ---------------------- ----------------------- ---------------------- ----------------

      Common Stock, $.01 par            100,000                 $25 15/16                   $ 2,593,750      $   786
      value (4)
      ----------------------------- ---------------------- ----------------------- ---------------------- ----------------

      TOTAL                           2,600,000                 $25 15/16          Total:   $67,437,500      $20,436
      ============================= ====================== ======================= ====================== ================

(1) Plus such additional indeterminable number of shares as may be required pursuant to the Data General Corporation Employee Qualified Stock Purchase Plan and the Data General Corporation Stock Compensation Plan for Non-Employee Directors in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the closing price of the Common Stock as reported on the New York Stock Exchange on July 7, 1997.
(3) Represents the number of shares of Common Stock under this Registration Statement that may be issued under the Data General Corporation Employee Qualified Stock Purchase Plan.
(4) Represents the number of shares of Common Stock under this Registration Statement that may be issued under the Data General Corporation Stock Compensation Plan for Non-Employee Directors.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also constitutes (i) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-53041); (ii) Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 33-57948); (iii) Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (No. 33-38995); (iv) Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (No. 33-33300); (v) Post-Effective Amendment No. 5 to the Registration Statement on Form S-8 (No. 33-11529); (vi) Post-Effective Amendment No. 6 to the Registration Statement on Form S-8 (No. 2-88973); (vii) Post-Effective Amendment No. 7 to the Registration Statement on Form S-8 (No. 2-75554); (viii) Post-Effective Amendment No. 8 to the Registration Statement on Form S-8 (No. 2-60520); and (ix) Post-Effective Amendment No. 9 to the Registration Statement on Form S-8 (No. 2-39207), all of which relate to the Data General Corporation Employee Qualified Stock Purchase Plan.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

                                     PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Data General Corporation Employee Qualified Stock Purchase Plan or the Data General Corporation Stock Compensation Plan for Non-Employee Directors adopted by Data General Corporation and are not being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The  following   documents  filed  by  Data  General  Corporation  (the
"Company") are incorporated herein by reference:

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1996.

                  (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 1996.

                  (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997.

                  (iv) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated November 7, 1973, as amended on February 28, 1985 and April 12, 1985.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.
                                      II-1

Item 5.  Interests of Named Experts and Counsel

                  Carl E. Kaplan, Secretary of the Company, is a partner in Fulbright & Jaworski L.L.P., and Frederick R. Adler, a Director and Chairman of the Executive Committee of the Board of Directors of the Company, is of counsel to Fulbright & Jaworski L.L.P. Messrs. Kaplan and Adler and certain other partners of Fulbright & Jaworski L.L.P. beneficially owned an aggregate of 418,981 shares of Common Stock of the Company as of May 12, 1997.

Item 6.  Indemnification of Directors and Officers

                  Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article TENTH of the Company's Restated Certificate of Incorporation and Article VI of the Company's By-Laws contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. The Company has also entered into indemnification agreements with its directors and officers based on the indemnification provisions in Section 145.

                  The Company carries a directors' and officers' liability insurance policy which provides for payment of certain liability claims and the related expenses of the Company's directors and officers in connection with threatened, pending, or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Company's By-laws and the General Corporation Law of Delaware.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

         4.1      --       Data General Corporation Employee Qualified Stock
                           Purchase Plan

         4.2      --       Data General Corporation Stock Compensation Plan for
                           Non-Employee Directors

         5        --       Opinion of Fulbright & Jaworski L.L.P.

         23.1     --       Consent of Price Waterhouse LLP

         23.2     --       Consent of Fulbright & Jaworski L.L.P. (included in
                           Exhibit 5).

         24       --       Power of Attorney (included in signature page).

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts on the 11th day of July, 1997.

                                                    DATA GENERAL CORPORATION


                                                    By: /s/ Ronald L. Skates
                                                       --------------------
                                                        Ronald L. Skates
                                                        President and Chief
                                                        Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the Employee Qualified Stock Purchase Plan Committee of the Board of Directors have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts on the 11th day of July, 1997.

                                                   DATA GENERAL CORPORATION
                                                   EMPLOYEE QUALIFIED STOCK
                                                   PURCHASE PLAN



                                                   By: /s/ Frederick R. Adler
                                                      -----------------------
                                                           Frederick R. Adler



                                                   By: /s/ Donald H. Trautlein
                                                      -----------------------
                                                           Donald H. Trautlein



                                                   By: /s/ Richard L. Tucker
                                                      -----------------------
                                                           Richard L. Tucker





                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald L. Skates and Robert C. McBride, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                         Title                         Date
     ---------                         -----                         ----

/s/ Ronald L. Skates
--------------------------------  President, Chief               July 11, 1997
Ronald L. Skates                  Executive Officer, Director,
                                  (Principle Executive Officer)

/s/ Frederick R. Adler
--------------------------------  Chairman of Executive          July 11, 1997
Frederick R. Adler                Committee of Board of
                                  Directors; Director

/s/ Arthur W. DeMelle
--------------------------------  Senior Vice President;         July 11, 1997
Arthur W. DeMelle                 Chief Financial Officer;
                                  Chief Accounting Officer

/s/ Ferdinand Colloredo-Mansfeld
--------------------------------  Director                       July 11, 1997
Ferdinand Colloredo-Mansfeld

/s/ Donald H. Trautlein
--------------------------------  Director                       July 11, 1997
Donald H. Trautlein

/s/ Richard L. Tucker
--------------------------------  Director                       July 11, 1997
Richard L. Tucker

/s/ W. Nicholas Thorndike
--------------------------------  Director                       July 11, 1997
W. Nicholas Thorndike

                                INDEX TO EXHIBITS


Exhibit
  No.             Description
-------           -----------

4.1       --      Data General Corporation Employee
                  Qualified Stock Purchase Plan

4.2       --      Data General Corporation Stock
                  Compensation Plan for Non-Employee Directors

5         --      Opinion of Fulbright & Jaworski L.L.P.

23.1      --      Consent of Price Waterhouse LLP

23.2      --      Consent of Fulbright & Jaworski L.L.P.
                  (included in Exhibit 5).

24        --      Power of Attorney (included in signature page).